Exhibit 1.1
                                                                     -----------


                  DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC
                            PASS-THROUGH CERTIFICATES


                             1998-I TERMS AGREEMENT


                                                         Dated: January 22, 1998


To: Deutsche Financial Capital Securitization LLC (the "Company") Deutsche Financial Capital Limited Liability Company ("DFC")

Re:  Underwriting Agreement Standard Provisions dated
     June 1997 (the "Standard Provisions")


Series
Designation:   Pass-Through Certificates,  Series 1998-I, Classes A-1, A-2, A-3,
               A-4,  A-5,  A-6,  A-7, M, B-1,  B-2, X and R  (collectively,  the
               "Certificates"). The Class A-1, A-2, A-3, A-4, A-5, A-6, A-7, M and B-1 Certificates are collectively referred to herein as the "Underwritten Certificates."


     Underwriting Agreement: Subject to the terms and conditions set forth herein and to the terms of the Standard Provisions, which are incorporated by reference herein, the Company hereby agrees to issue and sell to Credit Suisse First Boston Corporation and Deutsche Morgan Grenfell Inc. (the "Underwriters"), and the Underwriters hereby severally agree to purchase from the Company, on January 29, 1998, the aggregate outstanding principal amount of the Underwritten Certificates set forth in Schedule A hereto at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are subject to: (i) receipt by the Company of the ratings on the Certificates as set forth herein, (ii) receipt by the Underwriters of the Sales Agreement (the "Sales Agreement"), dated as of January 1, 1998, by and between the Company and DFC, and the Pooling and Servicing Agreement (as defined below), each being in form and substance satisfactory to the Underwriters.

     The Certificates will be issued by a trust (the "Trust") to be established by the Company pursuant to a Pooling and Servicing Agreement, to be dated as of January 1, 1998, among the Company, Oakwood Acceptance Corporation, as servicer (the "Servicer") and PNC Bank, National Association, as Trustee (the "Trustee"), which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (June 1997 Edition) (collectively, the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust which will consist primarily of (i) installment sales contracts (the "Contracts") secured by security interests in manufactured homes and, with respect to certain of the Contracts, secured by liens on the real estate on which the related manufactured homes are located, and (ii) mortgage loans secured by first-liens on the real estate to which the related manufactured homes are deemed permanently affixed (the "Mortgage Loans" and, together with the Contracts, the "Assets") with original terms to maturity not exceeding 30 years and, in each case, having the characteristics described in the final Prospectus Supplement, dated January 22, 1998, relating to the Underwritten Certificates (the "Prospectus Supplement").

     The Company and the Servicer specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Assets having the characteristics described in the Prospectus Supplement; provided, however, that there may be nonmaterial variances from the description of the Assets in the Prospectus Supplement and the Assets actually delivered on the Closing Date.

     Registration Statement: References in the Standard Provisions to the Registration Statement shall be deemed to include registration statement No. 333-24351.

     Initial Aggregate Scheduled Principal Balance of Assets: $229,392,046.05

     Cut-Off Date: January 1, 1998.

Terms of the Certificates:

================================================================================================================

         Class           Initial Principal           Pass-Through            Ratings                 Purchase
      Designation             Amount                     Rate           Fitch      Moody's             Price
      -----------        -----------------           -------------      -----      -------            -------
----------------------------------------------------------------------------------------------------------------
          A-1                  $51,500,000             6.050%            "AAA"        "Aaa"         99.761617%
          A-2                   37,300,000             6.000%            "AAA"        "Aaa"         99.696339%
          A-3                   27,150,000             6.100%            "AAA"        "Aaa"         99.505191%
          A-4                   $6,000,000             6.375%            "AAA"        "Aaa"         99.531101%
          A-5                  $14,000,000             6.600%            "AAA"        "Aaa"         99.518103%
          A-6                  $12,000,000               (1)             "AAA"        "Aaa"         99.313840%
          A-7                  $31,269,000               (1)             "AAA"        "Aaa"         99.463616%
           M                   $18,352,000               (1)             "AA"         "Aa3"         99.499708%
          B-1                  $20,645,000               (1)             "BBB"       "Baa2"         99.362604%

================================================================================================================

(1) The Pass-Through Rate for the (i) Class A-6 Certificates will equal the lesser of 6.825% or the Weighted Average Net Asset Rate, (ii) Class A-7 Certificates will equal the lesser of 6.650% or the Weighted Average Net Asset Rate, (iii) Class M Certificates will equal the lesser of 6.800% or the Weighted Average Net Asset Rate and (iv) Class B-1 Certificates will equal the lesser of 7.275% or the Weighted Average Net Asset Rate.


Subordination Features: The Class M Certificates will be subordinated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates (collectively, the "Class A Certificates") and the Class B-1 Certificates will be subordinated to the Class A Certificates and the Class M Certificates, all as described in the Prospectus Supplement.

Distribution Dates: Each Distribution Date shall be the 15th day of each month, or if such day is not a business day, on the next succeeding business day, commencing in February 1998.

REMIC Election: An election will be made to treat some or all of the assets of the Trust as one or more real estate mortgage investment conduits for federal income tax purposes (the "REMIC"). The Underwritten Certificates will be designated as "regular interests" in the REMIC.

Purchase Price: The Underwriters have severally agreed to purchase the Underwritten Certificates of each Class from the Company for the respective purchase prices expressed in the table above as percentages of the initial Certificate Principal Balance of each such Class. Payment of the purchase price for the Underwritten Certificates shall be made to the Company in federal or similar immediately available funds payable to the order of the Company.

Denominations: The Underwritten Certificates will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

Fees: It is understood that servicing fees may be withheld from the payments on the Assets in each month prior to distributions on the Certificates on the Distribution Date occurring in such month to the extent permissible under the Pooling and Servicing Agreement.

Closing Date and Location: 10:00 a.m. Eastern Time on January 29, 1998, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074. The Company will deliver the Underwritten Certificates in book-entry form only, through the same-day funds settlement system of The Depository Trust Company on the Closing Date.

Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Asset Files and the related loan origination procedures and to confirm the existence of the related manufactured homes or mortgaged properties to ensure conformity with the Final Prospectus and the Prospectus Supplement.

Controlling Agreement: This Terms Agreement sets forth the complete agreement among the Company, DFC and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Standard Provisions or the Prospectus Supplement.

Computational  Materials:  Each Underwriter  hereby represents and warrants that
(i) any information attached hereto as Exhibit 1 constitutes all "Collateral Term Sheets" (as such term is defined in the no-action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. dated May 20, 1994 and to the Public Securities Association dated February 17, 1995 (collectively, the "PSA Letters")) disseminated by it in connection with the Underwritten Certificates;
(ii) any information attached hereto as Exhibit 2 constitutes all "Structural Term Sheets" and "Computational Materials" disseminated by it in connection with the Underwritten Certificates and (iii) any information attached hereto as
Exhibit 3 constitutes all "Series Term Sheets" (as such term is defined in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996) disseminated by it in connection with the Underwritten Certificates.

For purposes hereof, as to each Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in either (i) the Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any computer tape furnished by the Company (the "Computer Tape"). Each Underwriter severally agrees, assuming
(i) all information provided by the Company (including the Computer Tape) is accurate and complete in all material respects and (ii) the Company's independent public accountants have determined that the Derived Information agrees with the Computer Tape, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information prepared by such Underwriter and incorporated by reference into the Registration Statement, or arise out of or are based upon the omission or alleged omission to state in such Derived Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof to the extent any such untrue statement or alleged untrue statement therein results directly from an error in the information on the Computer Tape or in any other information concerning the Mortgage Loans or the Contracts provided by the Company to any Underwriter in writing or through electronic transmission) and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this paragraph shall be in addition to any liability which such Underwriter may otherwise have. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to pay any amount with respect to the indemnities provided hereunder in excess of the underwriting discount or commission applicable to the Certificates purchased by it hereunder.

Information Provided by each Underwriter: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding each Underwriter's intention to establish a market in the Underwritten Certificates on the Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters for inclusion in the Registration Statement and the Final Prospectus.

Trustee: PNC Bank, National Association will act as Trustee of the Trust.

Blue Sky Qualifications: The Underwriters specify no jurisdictions and the parties do not intend to qualify the Underwritten Securities in any jurisdiction. The Company has agreed to pay all costs and expenses incurred in connection with the preparation of a blue sky survey to be delivered on or prior to the Closing Date.

State Tax Opinions: The Company shall deliver to the Underwriters an opinion of counsel pursuant to Section 6(d)(iii) of the Standard Provisions with respect to the State of North Carolina and the Commonwealth of Pennsylvania.

Blackout Period: None.

Applicable Law: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Notices: All communications hereunder will be in writing and effective only upon receipt and will be mailed, delivered or telegraphed and confirmed to the parties at:

     Deutsche Financial Capital Securitization LLC and
     Deutsche Financial Capital Limited Liability Company
     7800 McCloud Road (27409-9634)
     P.O. Box 27081
     Greensboro, North Carolina 27425-7081
     Attention:  Treasurer

     Credit Suisse First Boston Corporation
     11 Madison Avenue
     20th Floor
     New York, New York  10010
     Attention:  Fiachra O'Driscoll

     Deutsche Morgan Grenfell Inc.
     31 West 52nd Street, 23rd Floor

     New York, NY 10019
     Attention:  Vijay Radhakishum

Request for Opinions: (a) The Company and DFC hereby request and authorize Hunton & Williams as their counsel in this transaction, to issue on behalf of the Company and DFC, such legal opinions to the Underwriters, their respective counsel, the Trustee and the Rating Agencies as may be required by any and all documents, certificates or agreements executed in connection with this Agreement.

(b) The Underwriters hereby request and authorize Simpson Thacher & Bartlett, as their special counsel in this transaction, to issue to the Underwriters such legal opinions as they may require, and the Company shall have furnished to Simpson Thacher & Bartlett such documents as they may request for the purpose of enabling them to pass upon such matters.

Each Underwriter agrees, subject to the terms and provisions of the Standard Provisions, a copy of which is attached hereto, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

     CREDIT SUISSE FIRST BOSTON CORPORATION


     By:  /s/ Fiachra O'Driscoll
          ---------------------------------
       Name: Fiachra O'Driscoll
       Title: Director

     DEUTSCHE MORGAN GRENFELL INC.


     By:  /s/ Vijay S. Radhakishun
          ---------------------------------
       Name: Vijay S. Radhakishun
       Title: Vice President


     By:  /s/ Rich Uhlig
          ---------------------------------
       Name: Rich Uhlig
       Title: Director

Accepted and acknowledged
As of the Date First Above Written:

DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC

By: DEUTSCHE FINANCIAL CAPITAL I CORP.


By:     /s/ Douglas R. Muir
        -----------------------------------
 Name:  Douglas R. Muir
 Title:  Vice President

DEUTSCHE FINANCIAL CAPITAL LIMITED LIABILITY COMPANY

By:  OAKWOOD ACCEPTANCE CORPORATION, member


By:     /s/ Douglas R. Muir
        -----------------------------------
 Name:  Douglas R. Muir
 Title:  Vice President

By: DEUTSCHE FINANCIAL SERVICES CORPORATION, member


By:     /s/ Naran Burchinow
        -----------------------------------
 Name:  Naran Burchinow
 Title:  Senior Vice President

                                   SCHEDULE A


     Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M and Class B-1 Certificates

----------------------------------------------------------------------------------------------------------------------------------
                                                                Class A-1              Class A-2              Class A-3
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation.......................  $25,750,000            $19,650,000            $13,575,000
----------------------------------------------------------------------------------------------------------------------------------
Deutsche Morgan Grenfell Inc.................................  $25,750,000            $19,650,000            $13,575,000
----------------------------------------------------------------------------------------------------------------------------------
 Total.......................................................  $51,500,000            $39,300,000            $27,150,000
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                Class A-4              Class A-5              Class A-6
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation ......................  $3,000,000             $ 7,000,000            $ 6,000,000
----------------------------------------------------------------------------------------------------------------------------------
Deutsche Morgan Grenfell Inc.................................  $3,000,000             $ 7,000,000            $ 6,000,000
----------------------------------------------------------------------------------------------------------------------------------
 Total.......................................................  $6,000,000             $14,000,000            $12,000,000
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                Class A-7              Class M                Class B-1
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation ......................  $15,634,500            $ 9,176,000            $10,332,500
----------------------------------------------------------------------------------------------------------------------------------
Deutsche Morgan Grenfell Inc.................................  $15,634,500            $ 9,176,000            $10,332,500
----------------------------------------------------------------------------------------------------------------------------------
Total........................................................  $31,269,000            $18,352,000            $20,645,000





                                      -13-